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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 1998, for Chubb Life Insurance Company of America and subsidiaries and March 13, 1998 for Chubb Separate Account C in Post-Effective Amendment No. 6 to the Registration Statement (Form S-6 No. 33-72830) and related Prospectus for the registration of units of interest in the Chubb Separate Account C under individual and survivorship flexible premium variable life insurance policies offered by Chubb Life Insurance Company of America.

                                                  ERNST & YOUNG LLP

Greensboro, North Carolina
April 22, 1998